UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35620	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway 11th Floor New York, NY	10010
(Address of principal executive offices)	(Zip code)

212-231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2012, Viggle Inc., a Delaware corporation (“Viggle”), and VX Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AdaptiveBlue, Inc., a Delaware corporation (“AdaptiveBlue”), and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the Stockholders’ Agent.  Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement, AdaptiveBlue will merge with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Viggle.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the effective time of the Merger, all outstanding shares of common and preferred stock of AdaptiveBlue will be converted into the right to receive an aggregate of $25 million in cash and 48,265,731 shares of Viggle common stock, subject to a deduction for replacement options, exercisable for Viggle common stock, being issued to certain AdaptiveBlue optionholders at the effective time, and a holdback of certain shares of Viggle common stock to satisfy potential indemnification claims.

The Merger Agreement contains customary representations, warranties and covenants of Viggle and AdaptiveBlue, including, among others, AdaptiveBlue’s covenant (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to solicit or enter into discussions regarding competing transactions.  The Merger Agreement requires Viggle to file a registration statement to register shares of Viggle common stock issued to stockholders of AdaptiveBlue within 60 days following the closing of the Merger.

Consummation of the Merger is subject to various conditions, including, among others, (i) the absence of any law or order prohibiting the consummation of the Merger, (ii) all consents, approvals, permits and authorizations having been obtained, and (iii) Viggle receiving gross proceeds from a convertible debt financing equal to or greater than $60 million.  Viggle has received indications of interest and commitments from various strategic investors with respect to its convertible debt financing.  In addition, Viggle’s and AdaptiveBlue’s respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party.

The Merger Agreement also contains certain termination rights for both Viggle and AdaptiveBlue and further provides that, upon termination of the Merger Agreement under certain circumstances, including Viggle’s failure to obtain financing as described above, Viggle will be obligated to reimburse AdaptiveBlue up to $500,000 for its costs, fees and expenses incurred in connection with the negotiation of and performance of its obligations under the Merger Agreement and the transactions contemplated thereunder.

The Merger Agreement has been approved by the respective boards of directors of Viggle, Merger Sub and AdaptiveBlue, as well as a majority of AdaptiveBlue’s stockholders.

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger and the other transactions contemplated thereby.  The Merger Agreement is not intended to provide any other factual information about Viggle, AdaptiveBlue or their respective subsidiaries or affiliates.  The Merger Agreement contains representations and warranties of Viggle and AdaptiveBlue.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Viggle, AdaptiveBlue and their respective subsidiaries that are included in reports, statements and other filings made by Viggle with the Securities and Exchange Commission.

Pursuant to the Merger Agreement, Viggle agreed to, at the closing of the Merger, enter into a stockholders agreement (the “Stockholders Agreement”) with certain stockholders of AdaptiveBlue and Viggle (the “Stockholders”).  Pursuant to the Stockholders Agreement, during the two-year period following the closing of the Merger, if any of the Stockholders that are former stockholders of AdaptiveBlue holding shares of Viggle capital stock (the “AB/Viggle Holders”) propose to transfer their shares (an “Offering Stockholder”) to an independent third party or pursuant to a market trade (the “Offered Shares”), then the Offering Stockholder must first offer the Offered Shares to Viggle.  Additionally, pursuant to the Stockholders Agreement, AB/Viggle Holders will have certain “co-sale” rights during the two-year period following the closing of the Merger. The Stockholders Agreement also prohibits AB/Viggle Holders from selling shares of Viggle common stock for a 30-day period following the date a registration statement covering shares of Viggle common stock held by AB/Viggle Holders filed with the SEC becomes effective.

Also pursuant to the Merger Agreement, Viggle agreed to, at the closing of the Merger, enter into nomination agreements with certain AB/Viggle Holders (“Nomination Agreements”).  Pursuant to the terms of the nomination agreements, until such time as AB/Viggle Holders collectively own less than 50% of the shares of Viggle common stock owned by the AB/Viggle Holders immediately following the closing of the Merger, Viggle agrees to fix the number of directors comprising the Viggle board of directors at eleven (11) and nominate three individuals, including Alex Iskold, designated by certain AB/Viggle Holders for election to the Board of Directors of Viggle in each of Viggle’s proxy statements for its annual meetings of stockholders.

Pursuant to the Merger Agreement, Viggle also entered into an employment agreement, effective at the closing of the Merger, with Alex Iskold (the “Employment Agreement”).  The Employment Agreement provides that Mr. Iskold will serve for a five year term and also sets forth his title, duties and compensation.  In addition, the Employment Agreement contains provisions relating to termination, confidentiality, non-solicitation and non-competition.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  A copy of the press release issued November 19, 2012 announcing the execution of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)           Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 16, 2012, by and among Viggle Inc., VX Acquisition Corp., AdaptiveBlue, Inc., and Shareholder Representative Services, LLC (in its capacity as the Stockholders’ Agent).

99.1	Press release issued November 19, 2012 announcing the execution of the Merger Agreement.

Additional Information About This Transaction and Forward Looking Statements

This document contains forward-looking statements concerning the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that the parties believe or anticipate will or may occur in the future.  Risks and uncertainties may cause actual results and benefits of the proposed acquisition to differ materially from management expectations.  Potential risks and uncertainties include, among others:  general economic conditions and conditions affecting the industries in which Viggle and AdaptiveBlue operate; and the parties’ ability to satisfy the Merger Agreement conditions, including the financing condition, and consummate the transaction.  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Viggle’s SEC filings, including Viggle’s Annual Report on Form 10-K for the year ended June 30, 2012.  These forward-looking statements speak only as of the date of this communication and Viggle assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

Date: November 19, 2012	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated as of November 16, 2012, by and among Viggle Inc., VX Acquisition Corp., AdaptiveBlue, Inc., and Shareholder Representative Services, LLC (in its capacity as the Stockholders’ Agent).

99.1	Press release issued November 19, 2012 announcing the execution of the Merger Agreement.